EXHIBIT 99.2

DAVIDsTEA INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
June 17, 2021

TAKE NOTICE that an Annual and Special Meeting of Shareholders (the “Meeting”) of DAVIDsTEA INC. (the “Corporation”) will be held at:

Place:	DAVIDsTEA Inc. 5430 Ferrier Street Town of Mount Royal, Québec, Canada

Date:	June 17, 2021

Time:	9:30 a.m.

The purposes of the Meeting are to:

1.	receive and consider the consolidated financial statements of the Corporation for the fiscal year ended January 30, 2021 and the auditors’ report thereon;

2.	elect directors;

3.	appoint an auditor and authorize the directors to fix its remuneration;

4.

consider, and if deemed advisable adopt, with or without amendment, a special resolution in the form annexed to the Circular as Schedule A, to amend the Articles of the Corporation in order to allow the Board of Directors of the Corporation to appoint one or more additional directors pursuant to section 106(8) of the Canada Business Corporations Act; and

5.	transact such other business as may properly be brought before the Meeting.

Only persons registered as shareholders on the records of the Corporation as of the close of business on April 28, 2021 are entitled to receive notice of, and to vote or act at, the Meeting. No person who becomes a shareholder after such date will be entitled to vote or act at the Meeting or any adjournment(s) thereof.

In light of ongoing public health concerns related to the COVID-19 pandemic and in order to comply with government decrees, the Corporation is requesting that shareholders not attend the Meeting in person. The Meeting will be webcast through the Corporation’s Investor Relations website at http://ir.davidstea.com/events and the Corporation asks all shareholders to participate in that manner. While shareholders viewing the webcast will not be able to vote during the Meeting, they will be able to ask questions to the Corporation’s management at its conclusion through the webcast platform.

Please vote your shares prior to the Meeting by returning your proxy form or voting instruction form, voting online or using the toll-free telephone number set out on the proxy or voting instruction form. Proxies to be used at the Meeting must be deposited with AST Trust Company (Canada), 320 Bay Street, B1 Level, Toronto, Ontario, Canada M5H 4A6 prior to 5:00 p.m. (eastern time) on June 15, 2021 or with the Secretary of the Corporation before the commencement of the Meeting or at any adjournment thereof.

DATED at Town of Mount Royal, Québec, Canada

May 12, 2021

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Herschel Segal

Herschel Segal

Chairman of the Board of Directors